Robert E. Lewis
  Vice President/General Counsel
  (813) 399-6129


                                                                December 7, 1995


  Eckerd Corporation
  8333 Bryan Dairy Road
  Largo, FL  34647

  Ladies and Gentlemen:

       I am Vice President/General Counsel of Eckerd Corporation, a Delaware corporation (the "Company"). I am providing the opinion set forth herein in connection with the preparation of a registration statement on Form S-3 (No. 33-64409) filed with the Securities and Exchange Commission (the "Commission") on November 17, 1995, as amended by Amendment No. 1 thereto being filed by the Company with the Commission on the date hereof (as so amended, the "Registration Statement").

       The Registration Statement relates to the registration by the Company under the Securities Act of 1933, as amended (the "Act"), of up to 5,750,000 shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), and the sale of (i) 5,000,000 shares of Common Stock (the "Firm Shares") by certain stockholders of the Company (the "Selling Stockholders") and (ii) up to 750,000 shares of Common Stock subject to an option given to the Underwriters (as defined below) by the Selling Stockholders solely to cover over-allotments, if necessary (the "Option Shares" and, together with the Firm Shares and any shares to be sold by the Selling Stockholders which are registered on a registration statement filed by the Company pursuant to Rule 462(b) of the General Rules and Regulations under the Act, the "Shares"), to the public through a syndicate of underwriters in a firm commitment public offering pursuant to a Purchase Agreement (the "Purchase Agreement") in the form filed as Exhibit 1.1 to the Registration Statement, to be entered into by and among the Company, the Selling Stockholders and Merrill Lynch and Co., CS First Boston Corporation, Morgan Stanley & Co., Incorporated and Raymond James & Associates, Inc., acting severally on behalf of themselves and the several Underwriters named therein (the "Underwriters").

       This opinion is being delivered in accordance with the requirements of
  Item 601(b)(5) of Regulation S-K under the Act.

       In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement; (ii) the form of the Purchase Agreement; (iii) the Company's Restated Certificate of Incorporation, as in effect as of the respective issue dates of the Shares and as of the date hereof; (iv) the Company's Amended and Restated By-laws, as in effect as of the respective issue dates of the Shares and as of the date hereof; (v) the resolutions of the Board of Directors of the Company relating to among other things, the issuance of the Shares and the registration of the Shares under the Act; (vi) the form of a specimen certificate representing the Shares; and (vii) such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

       In my examination, I have assumed the legal capacity of all natural persons, the genuineness of signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed by parties other than the Company, I have assumed that such parties



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  December 7, 1995

  had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

       I am admitted to practice law in the State of Florida and I do not purport to be an expert on any law other than the laws of the State of Florida and the laws of the United States of America. Insofar as the opinions contained herein relate to the general corporate law of the State of Delaware, I have made such investigation of such laws as I have deemed necessary as a basis for such opinions.

       Based upon and subject to the foregoing and assuming (i) the conformity of the certificates representing the Shares to the form of the specimen thereof examined by me and the due execution and delivery of such certificates, and (ii) that the Company has received the full consideration for the Shares, I am of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.




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  December 7, 1995

       I hereby consent to the use of my name in the Registration Statement under the caption "Legal Matters" and to the filing of this opinion as an Exhibit to the Registration Statement. I further consent to the incorporation of this opinion by reference as an exhibit to any registration statement relating to the offering which is filed pursuant to Rule 462(b) of the General Rules and Regulations under the Act and to the use of my name under the caption "Legal Matters" in the prospectus included in or incorporated by reference in any such registration statement. In giving such consent, I do not admit that I came within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                Very truly yours,

                                /s/ Robert E. Lewis
                                -----------------------------
                                Robert E. Lewis
                                Vice President/General Counsel
                                Eckerd Corporation